                               EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT

                               EXHIBIT 21

                       SUBSIDIARIES OF REGISTRANT

DIGI INTERNATIONAL ASIA PTE., LTD.
DIGI INTERNATIONAL GMBH
DIGIBOARD INCORPORATED FSC
DIGI INTERNATIONAL ISRAEL INC.